Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2004 Equity Incentive Plan of Socket Mobile, Inc. of our report dated March 9, 2012, with respect to the financial statements of Socket Mobile, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ MOSS ADAMS LLP

Santa Clara, California
March 9, 2012